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CENTEX HOME EQUITY LOAN TRUST 2005-D
09/1/05 ACTUAL BALANCES

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
North South CA:	Mortgage Loans	the Cutoff Date	the Cutoff Date
OUTSIDE CA	7,584	788,487,944.31	79.12
CA-SOUTH	659	136,125,018.92	13.66
CA-NORTH	372	71,913,532.59	7.22
Total	8,615	996,526,495.82	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
KATRINA:	Mortgage Loans	the Cutoff Date	the Cutoff Date
N/A	8,517	988,740,084.84	99.22
Individual	98	7,786,410.98	0.78
Total	8,615	996,526,495.82	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
RITA:	Mortgage Loans	the Cutoff Date	the Cutoff Date
N/A	8,523	990,289,244.22	99.37
Individual	92	6,237,251.60	0.63
Total	8,615	996,526,495.82	100.00